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                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT ("Agreement") is entered into as of December 31, 1999, by and among ALPHA MICROSYSTEMS, a California corporation doing business as AlphaServ.com (the "Seller") and R.E. MAHMARIAN ENTERPRISES, LLC, a California limited liability company (the "Buyer").


                                R E C I T A L S :

         WHEREAS, among the business operations of Seller are the following: (i) multi-vendor computer hardware and software maintenance and repair services throughout the United States and Canada via a network of field offices linked to a national dispatch and advisory center through its "Alpha Micro Services Division" ("AMSO"); and (ii) the manufacture and sale of computer hardware, including hardware based upon its proprietary Alpha Micro Operating System ("AMOS") through a network of value added resellers (the "VAR Business") (AMSO, AMOS and the VAR Business being collectively referred to herein as the "Business").

         WHEREAS, Seller desires to sell and Buyer desires to purchase certain of the assets associated with the Business, and Seller desires to assign and delegate to Buyer and Buyer will be willing to assume certain of the liabilities and obligations associated with the Business, all upon the terms and conditions set forth herein. The sale of such assets, and the assignment and assumption of such liabilities and obligations, are hereinafter together referred to as the "Acquisition."

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

SECTION 1.01. PURCHASE AND SALE OF ASSETS.

         (a) Agreement to Purchase and Sell. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, convey and deliver to Buyer, all of the Acquired Assets at the Closing for the consideration specified herein.

         (b) Acquired Assets and Retained Assets. Other than the "Retained Assets" set forth under separate headings with respect to Seller on Schedule 1.01-A, the term "Acquired Assets" shall mean all right, title and interest in and to all of the tangible and


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intangible assets of the Business owned as of the Closing Date by Seller which are set forth on the following Schedules which have been prepared under separate headings to list or describe the Acquired Assets as of the date hereof, and which Schedules, together with every other Schedule referred to in this Agreement, shall be updated as of the Closing Date:

                  (i) Personal Property. The tangible and intangible personal property owned by Seller, arising out of or in connection with the ownership, marketing, sale and/or operation of the Business (collectively, "Personal Property"), a list of all such items of tangible Personal Property being transferred pursuant to this Agreement is set forth on Schedule 1.01-B and a list of all such items of intangible Personal Property being transferred pursuant to this Agreement is set forth on Schedule 1.01-C.

                  (ii) Permits and Licenses. To the extent assignable or transferable by Seller, the authorizations, approvals, variances, permits, licenses in connection with the management or operation of the Business, issued by or in favor of any federal, state, local, municipal or other governmental, quasi-governmental, or private authorities, districts or jurisdictions (including the applications and/or documents filed, and/or fees paid, in connection therewith) (collectively, "Permits and Licenses"), a list and description of which Permits and Licenses is set forth on Schedule 1.01-D.

                  (iii) Leases. Seller's interests with respect to the Business as lessor, master lessor, lessee or sublessee in, to and under leases, subleases, occupancy agreements, concessions and licenses to which Seller is a party, together with any and all guaranties of Seller's interest as a tenant or subtenant under any such leases and all rents, rentals and security deposits (collectively, the "Leases"), a list of which Leases being transferred pursuant to this Agreement is set forth on Schedule 1.01-E.

                  (iv) Contracts. The (A) personal property leases and equipment leases, (B) maintenance contracts, (C) labor union contracts, employment agreements and management agreements, and (D) other contracts and agreements to which Seller is a party or by which the Acquired Assets are bound (collectively, "Contracts"), a list of which Contracts being transferred pursuant to this Agreement is set forth on
         Schedule 1.01-F.

                  (v) Accounts Receivable and Other Assets. The outstanding receivables, security and utility deposits, prepaid expenses and other assets of the Business as of the Closing Date that are set forth on
         Schedule 1.01-G.

         SECTION 1.02. ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions contained herein, effective on the Closing Date, Buyer will assume all of the obligations and liabilities of Seller which are related to the Business and the Acquired Assets, including those obligations and liabilities set forth on Schedule 1.02. The obligations and liabilities set forth on
Schedule 1.02 together with the obligations and liabilities otherwise assumed by Buyer pursuant


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to this Agreement are collectively referred to as the "Assumed Liabilities".
Buyer shall not assume any obligations or liabilities of the Seller other than those specifically described in this Section 1.02 and otherwise assumed by Buyer pursuant to this Agreement.

         SECTION 1.03. PURCHASE PRICE. As and in consideration of the sale, transfer, assignment, conveyance and delivery of the Acquired Assets and the promises and agreements made by Seller on the Closing Date, Buyer shall deliver to or for the benefit or for the account of the Seller the following:

                  (a) Accounts Receivable. The accounts receivable in the amount set forth on Schedule 1.01A which have been retained by Seller.

                  (b) Assumption of Liabilities. Assumption documents with respect to the Assumed Liabilities.

                  (c) Contingent Payment.

                           (i) In the event that Buyer, at any time following
                  the Closing Date, engages in any transaction or series of transactions involving (A) the sale of all or substantially all of the Business or Acquired Assets, (B) a public offering of any of the securities of Buyer or any affiliate of Buyer,
                  (C) the merger, acquisition, joint venture, business partnering of Buyer or any affiliate with any other person or entity as a result of which Buyer or the Managing Member of Buyer is not in control of the entity that survives any such merger or acquisition or is not in control of the entity that controls such joint venture of the partnering relationship, or
                  (D) any sale/lease-back transactions involving all or substantially all of the Business or the Acquired Assets, or
                  (E) any financings of all or substantially all of the Business or the Acquired Assets that are non-recourse to Buyer (each a "Triggering Event"), then Buyer shall pay to Seller an amount (the "Contingent Payment") equal to the greater of Five Hundred Thousand Dollars ($500,000) or ten percent (10%) of the gross cash proceeds and ten percent (10%) "in kind" of any noncash proceeds received by Buyer in connection with any such Triggering Event. The Contingent Payment shall only be payable with respect to the first of any such Triggering Event to occur.

                           (ii) Buyer shall provide Seller with prompt written
                  notice of its intention to engage in any activity reasonably calculated to result in a Triggering Event and shall, during the pendency of closing any such Triggering Event, deliver to Seller such information, financial or otherwise, as Seller may reasonably request in order to assess the Triggering Event and to calculate the amount of the Contingent Payment to be paid to Seller upon the closing of such Triggering Event.

         SECTION 1.04. ALLOCATION OF PURCHASE PRICE. The Buyer and Seller agree to report this transaction for tax purposes in accordance with the allocation of the Purchase Price set forth on Schedule 1.04 which shall be attached to this Agreement or the Closing Date, and to execute IRS Form 8594 reflecting the same, which form shall be appropriately filed with the Internal


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Revenue Service as soon as practicable thereafter and in any event by the date the same is due. If the Buyer and Seller are, however, unable to agree on such allocations, each party shall be free to make such allocations as it reasonably determines to be appropriate.

                                   ARTICLE II
                                   THE CLOSING

         SECTION 2.01. THE CLOSING. The closing of the transactions contemplated by this Agreement ("Closing") shall occur on or before January 31, 2000 (or such earlier date as the third party consents are obtained), unless a later date is agreed to by Buyer and Seller ("Closing Date"). At least two (2) Business Days prior to the Closing Date, Seller shall deliver all of the updated Schedules to Buyer. The Closing shall take place at the offices of Allen Matkins Leck Gamble & Mallory LLC, 18400 Von Karman, Third Floor, Irvine, California 92612, commencing at 5:00 p.m. California time on the Closing Date.

         SECTION 2.02. ACTIONS TO BE TAKEN AT CLOSING. The following actions shall be taken by the respective parties at the Closing:

                  (a) Actions to be Taken by Seller. Seller shall take the following actions and deliver the following to Buyer:

                           (i) Bills of Sale. Duly executed bills of sale with
                  respect to all of the Personal Property.

                           (ii) Assignment of Leases. Duly executed assignments
                  of all Leases in form and substance reasonably satisfactory to Buyer, together with the originals of all Leases; provided, however, that with respect to any Lease that is not assigned to Buyer on the Closing Date, Seller shall maintain, until the expiration of the term of such Lease, the contractual relationship established therein, to the extent reasonably practicable.

                           (iii) Assignments of Contracts. Duly executed
                  assignments of the Contracts in form and substance reasonably satisfactory to Buyer; provided, however, that with respect to any Contract that is not assigned to Buyer on the Closing Date and which Contract is not a contract for service or maintenance, Seller shall maintain until the expiration of the term of such Contract, the contractual relationship established therein, to the extent reasonably practicable and, with respect to any Contract that is a contract for service or maintenance, Seller shall maintain to the extent reasonably practicable, the contractual relationship established therein for a one (1) year period following the Closing Date unless such Contract expires earlier in accordance with its terms or is otherwise terminated other than by Seller.

                           (iv) Consents. All of the governmental or third-party
                  notices, consents, waivers and approvals set forth on Schedule 2.02, which are required for the valid transfer of the Acquired Assets.


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                           (v) Books and Records. All of Seller's books, records
                  and files relating to the Acquired Assets and the Business; provided, however, that such books and records shall be jointly held by Buyer and Seller until such time as Seller shall have filed its Annual Report on Form 10-K with the Securities Exchange Commission and thereafter Seller shall have continuing access to such books and records with respect to its financial reporting/accounting and tax requirements.

                           (vi) License Agreement. A license agreement
                  substantially in the form attached hereto as Exhibit A ("License Agreement") providing Buyer with the right to use the AlphaCONNECT technology as currently being utilized by the Business, solely for Buyer's internal use in the continuing operation of the Business (but not to provide for resale or distribution) for a term of up to five (5) years at a license fee of $2,000 per month.

                           (vii) Licenses and Permits. Originals or copies of
                  all Licenses and Permits related to the Business.

                           (viii) Sublease. An agreement, substantially in the
                  form of Exhibit B attached hereto, to sublease the space presently occupied by the Business as 2722 South Fairview Street, Santa Ana, CA 92704 for a term expiring on December 31, 2000 which shall provide for free rent during the three
                  (3) month period following the Closing Date, and thereafter shall provide for Buyer to pay an amount of rent determined on the basis of the pro rata amount of space utilized by Buyer, which space shall constitute at least 60% of available square footage.

                           (ix) Updated Schedules. Revised copies of each of the
                  Schedules prepared by Seller and delivered on the date of this Agreement, which Schedules shall be updated to the Closing Date.

                           (x) Tradename and Other Licenses. Subject only to the
                  Seller's right to use and the currently existing rights of others, Buyer shall receive an exclusive, fully paid, perpetual, world wide license to use the name Alpha Microsystems (and all associated logos, marks and trade dress related to the Business) in all forms of business.

                  (b) Actions to be Taken by Buyer. Buyer shall take the following actions:

                           (i) Assumption Agreement. Deliver to Seller duly
                  executed Assumption Agreements with respect to the Assumed Liabilities substantially in the form attached hereto as Exhibit C.

                           (ii) Updated Schedules. Revised copies of each of the
                  Schedules prepared by Buyer and delivered on the date of this Agreement, which Schedules shall be updated to the Closing Date.

                  (c) Actions to be Taken by Buyer and Seller with Respect to Employees. Those persons who are employed by Seller as of the Closing Date as employees of the


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         Business (which persons shall be set forth on Schedule 2.02(c) as prepared by Buyer and delivered to Seller prior to the Closing Date) shall be terminated as employees of record of Seller and shall be simultaneously hired as employees of record of Buyer under comparable compensation, terms and conditions of employment, including credit for time of service with Seller for purposes of future severance, vacation and sick pay accrual. Seller shall be responsible for all applicable accrued wage and bonus obligations to employees up to the Closing Date when such employees are terminated by Seller and simultaneously employed by Buyer. Buyer shall be responsible for all wages, vacation, bonuses, sick pay and severance obligations to employees of Buyer accruing with respect to periods following their employment by Buyer on the Closing Date and shall be responsible for all of Seller's accrued vacation, sick pay and severance obligations with respect to such employees for all periods up to the Closing Date.

                  (d) Actions to Be Taken by Both Buyer and Seller. Buyer and Seller each shall do or cause to be done such other matters and things, including the execution and delivery of additional documents of assignment and assumption, as shall be necessary or reasonably expeditious to close the transactions contemplated herein in the manner contemplated herein. To the extent that a form of any document to be delivered hereunder is not attached as a schedule hereto, the instrument shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the Buyer and Seller.

         SECTION 2.03. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the Closing shall be subject to satisfaction of the following conditions (any one or more of which may be waived by Buyer, but only in a writing signed by Buyer):

                  (a) Accuracy of Representations and Warranties. The representations and warranties set forth in Article III shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if they had been made on the Closing Date.

                  (b) Compliance with Covenants. Seller shall have performed and complied with all of its covenants hereunder in all material respects through the period ending on the Closing Date.

                  (c) Legal Restraint. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, commonwealth, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Buyer to own any material portion of the Acquired Assets (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect).

                  (d) Compliance Certificate. Seller shall have delivered to Buyer a certificate executed by Seller's Chief Executive Officer and Chief Financial Officer to the effect that


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         the conditions specified above in subsections (a)-(c) are satisfied in all respects to their knowledge after reasonable inquiry.

                  (e) Consents. Seller shall have procured all of the third-party consents set forth on Schedule 2.02, provided, however, that with respect to any Contract that is not consented to on the Closing Date and which contract is not a contract for service or maintenance, Seller shall maintain until the expiration of the term of such Contract, the contractual relationship established therein, to the extent reasonably practicable and, with respect to any Contract that is a contract for service or maintenance, Seller shall maintain to the extent reasonably practicable, the contractual relationship established therein for a one (1) year period following the Closing Date unless such Contract expires earlier in accordance with its terms or is otherwise terminated other than by Seller.

                  (f) Illegality. No statute, rule, regulation, executive order or decree shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any governmental authority or private person or entity which prohibits the consummation of the transactions contemplated by this Agreement or which would prohibit or impair the acquisition of the Acquired Assets.

                  (g) Sale and Transfer of Assets. Seller shall have delivered to Buyer good and sufficient bills of sale, which shall be in form and substance satisfactory to Buyer, selling, delivering and transferring to Buyer all of Seller's right, title and interest to the Acquired Assets.

                  (h) Assignments of Agreements. Seller shall have delivered to Buyer good and sufficient assignments of the Leases and Contracts; provided, however, that with respect to any Contact that is not assigned to Buyer on the Closing Date and which Contract is not a contract for service or maintenance, Seller shall maintain until the expiration of the term of such Contract, the contractual relationship established therein, to the extent reasonably practicable and, with respect to any Contract that is a contract for service or maintenance, Seller shall maintain to the extent reasonably practicable, the contractual relationship for a one (1) year period following the Closing Date unless such Contract expires earlier in accordance with its terms or is otherwise terminated other than by Seller.

                  (i) Other Assignment and Transfer Documentation. Seller shall have delivered to Buyer such other separate instruments of sale, assignment or transfer that Seller and Buyer may reasonably deem necessary or appropriate in order to perfect, confirm or evidence in Buyer title to all or any part of the Acquired Assets.

                  (j) Certified Board Resolutions. Seller shall have delivered to Buyer copies of the resolutions adopted by Seller's board of directors approving the execution of this Agreement and the consummation of the transactions contemplated hereby, which resolutions shall be certified by the Secretary of Seller.


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                  (k) Actions Taken at Closing. Seller shall have taken all of the actions contemplated by Section 2.02(a) at the Closing and all actions required of Seller at the Closing under Section 2.02(c).

         SECTION 2.04. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the Closing shall be subject to satisfaction of the following conditions (any one or more of which may be waived by Seller, but only in a writing signed by Seller):

                  (a) Accuracy of Representations and Warranties. The representations and warranties set forth in Article IV shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if they had been made on the Closing Date.

                  (b) Compliance with Covenants. Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the period ending on the Closing Date.

                  (c) Legal Restraint. No action, suit, or proceeding shall be pending or overtly threatened before any court or quasi-judicial or administrative agency of any federal, state, commonwealth, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect).

                  (d) Compliance Certificate. Buyer shall have delivered to Seller a certificate executed by Buyer's Managing Member to the effect that the conditions specified above in subsections (a)-(c) are satisfied in all respects.

                  (e) Illegality. No statute, rule, regulation, executive order or decree shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any governmental authority which prohibits the consummation of the transactions contemplated by this Agreement.

                  (f) Assumption of Liability. Buyer shall have delivered to Seller such instruments of assumption that Seller may reasonably deem necessary or appropriate in order to perfect, confirm or evidence the assumption by Buyer of the Assumed Liabilities.

                  (g) Certified Consents and Actions. Buyer shall have delivered to Seller copies of the Buyer's Managing Member consents and any other actions approving the execution of this Agreement and the consummation of the transactions contemplated hereby.

                  (h) Actions Taken at Closing. Buyer shall have taken all of the actions contemplated by Section 2.02(b) at the Closing and all actions required of Buyer under Section 2.02(c).


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                  (i) Fairness Opinion. Seller shall have received a fairness opinion (the "Fairness Opinion") from an investment banking firm chosen by Seller, which Fairness Opinion shall state that the terms of the transactions contemplated by this Agreement are fair, from a financial point of view, and which Fairness Opinion shall be in form and substance reasonably satisfactory to Seller.

                  (j) Lender and Preferred Shareholder Consent. Seller shall have received the written consent of each of Imperial Bank and Hampshire Equity Partners with respect to the sale of the Business and the Acquired Assets, in form and substance reasonably satisfactory to Seller.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the disclosure schedule accompanying this Agreement which shall be prepared by Seller and delivered to Buyer prior to the Closing Date hereof ("Disclosure Schedule III"). Disclosure
Schedule III will be arranged in paragraphs corresponding to the Section numbers contained in this Article III.

         SECTION 3.01. DUE ORGANIZATION, AUTHORIZATION, ETC. Seller is a corporation, duly organized and validly existing and in good standing under the laws of the State of California. Seller is qualified to do business and is in good standing under the laws of each state where such qualification is necessary in connection with the Business. Seller has the right, power and authority to make and perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement does not violate the articles of incorporation or bylaws of Seller or any material contract, agreement or commitment to which Seller is a party or by which the Business or the Acquired Assets are bound. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by all necessary action on the part of Seller. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other similar laws of general applicability relating to creditors' rights and to general equity principles. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity"), is required by or with respect to Seller in connection with the execution, delivery and performance of this Agreement which has not been obtained prior to execution of this Agreement.

         SECTION 3.02. NO CONFLICT OR DEFAULT. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any provision of the articles of incorporation or bylaws of Seller, of any material agreement, contract, writ, order, decree or instrument to which Seller is a party or by which Seller, the Business or the Acquired Assets are bound, or constitute a default (or an event which,


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with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to the Business or the Acquired Assets or give to others any rights of termination, acceleration or cancellation in or with respect to the Business or the Acquired Assets.

         SECTION 3.03. COMPLIANCE WITH LAW. As of the date of this Agreement, there has been no order issued, investigation or proceeding pending, or to the knowledge of Seller, threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, injunction, judgment, rule, regulation, decision or requirement applicable to the Business or the Acquired Assets.

         SECTION 3.04. TAXES. The Business and the Acquired Assets have no Tax (as defined below), deficiency or claim outstanding or assessed against any of them, or, to the knowledge of Seller, proposed to be assessed against them, and, to the knowledge of Seller, there is no basis for any such deficiency or claim, which is reasonably likely to result in the imposition of any lien, claim or encumbrance on the Acquired Assets or Business or against Buyer. For purposes of this Agreement, "Tax" shall mean any federal, state, local, commonwealth, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, exaction fee, assessment or charge of any kind whatsoever, or any payment in lieu thereof, including any interest, penalty, or addition thereto, whether disputed or not.

         SECTION 3.05. LITIGATION. There is no material litigation, arbitration, action, suit or proceeding, administrative or judicial, pending or, to the knowledge of Seller, threatened against the Business or the Acquired Assets, at law or in equity except as may be set forth on Schedule 3.05 which shall also set forth a true, correct and complete list of material contingent liabilities affecting the Business and the Acquired Assets, including, without limitation, a description of any such material contingent liability made against or known to Seller with respect to the Business or the Acquired Assets.

         SECTION 3.06. TANGIBLE ASSETS. Seller owns good and marketable title to all tangible assets included within the Acquired Assets.

         SECTION 3.07. ABSENCE OF DEFAULTS. Seller is not in material default of any material obligations or liabilities pertaining to the Acquired Assets or the Business, nor is there any state of facts or circumstances or condition or event known to Seller which, after notice or lapse of time or both, would constitute or result in any such material default.

         SECTION 3.08. TITLE TO AND CONDITION OF ACQUIRED ASSETS.

                  (a) The Acquired Assets include all assets of Seller that are material to the ownership and operation of the Business, except for the Retained Assets.

                  (b) Seller has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the Acquired Assets free and clear of any


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         Liens, except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use or contemplated development, marketing and use of the property subject thereto or affected thereby. For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. Seller has possession (either directly or through employees, agents, or consultants) of all of the Acquired Assets, except for such portions thereof which, considered in the aggregate, do not represent a material portion of Acquired Assets, considered as a whole, the absence of which, disappearance of which, or failure to have or otherwise possess which do not materially interfere with the conduct, development or marketing of the Business, except as the Business may relate to the Retained Assets.

         SECTION 3.09. SUBSEQUENT CHANGES. Seller will promptly give Buyer notice of any event or occurrence which would cause any of Seller's above representations and warranties to cease to be true or correct in any respect prior to the Closing Date.

         SECTION 3.10. FINANCIAL STATEMENTS. Seller has delivered to Buyer the financial statements and information and the reports requested by Buyer which are listed on Schedule 3.10.

         SECTION 3.11. NO INFRINGEMENT. To Seller's knowledge, there is no infringement by Seller upon the trademarks, trade names, patents, service marks, trade secrets, copyrights or other intellectual property rights of others, and no claim with respect thereto is pending or, to the knowledge of Seller, threatened against Seller.

         SECTION 3.12. EMPLOYEES AND LABOR RELATIONS.

                  (a) Schedule 3.12-A lists the name of each employee of Seller whose time is dedicated primarily to the Business and their positions and present compensation levels, exclusive of bonuses and benefits.

                  (b) Except with respect to unemployment compensation claims and except as provided on Schedule 3.12-B, with respect to the Business, there are no pending or, to the knowledge of Seller, threatened claims against Seller by any employee or former employee, and there are no material labor controversies pending or, to the knowledge of Seller, threatened between Seller and any of the employees of Seller or any labor union or other collective bargaining unit representing any of such employees, and Seller is not aware of any basis for such controversies.

                  (c) Seller is not a party to any collective bargaining or union contract in connection with its operation of the Business; and, except as provided on Schedule 3.12-C, Seller is not a party to or bound by any consulting or employment contracts with any of the persons employed by the Business.

         SECTION 3.13. EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 3.13, with respect to the Business, Seller has not established, does not maintain and is not obligated to make contributions to or under, or to otherwise participate in: (i) any bonus or other type of incentive compensation plan or arrangement; (ii) any pension, profit sharing, retirement or other plan, program or arrangements; or (iii) any other employee benefit plan program, including, but not limited to, those plans or programs described in Section (3)of ERISA (collectively, the "Employee Benefit Plan(s)") with respect to those Employee Benefit Plans listed on Schedule 3.13 hereto:

                  (a) Each such Employee Benefit Plan (and related trust, insurance contract or fund) complies in form and to the knowledge of Seller, in operation in all respects with the applicable requirements of ERISA and the Internal Review Code of 1986, as amended (the "Code"), except where the failure to comply would not have a material adverse effect on the Seller.

                  (b) With respect to each Employee Benefit Plan that Seller maintains or has ever maintained or to which it contributes, ever has contributed or ever has been required to contribute:

                           (i) Except as set forth in Schedule 3.13, no such
                  Employee Benefit Plan is now or was ever subject to Title IV of ERISA.

                           (ii) No action, suit, proceeding, hearing or
                  investigation with respect to the administration or the investment of assets of any Employee Pension Plan (other than routine claims for benefits) is pending or, to the knowledge of the Seller threatened, except where the action, suit, proceeding, hearing or investigation would not have a material adverse effect on Seller.

                  (c) Seller does not contribute to and has not contributed to and has not been required to contribute to any Multiemployer Plan as defined in Section 3(37)(A) of ERISA, and has no liability (including withdrawal liability) under any Multiemployer Plan.

                  (d) Seller does not have any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code. With respect to all of its past and present employees, Seller has complied in all material respects with the notice and continuation requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code.

         SECTION 3.14. BROKERS, FINDERS. The transactions contemplated hereby were not submitted to Seller by any broker, finder or other person entitled to a commission, fee or like payment thereon, and the actions of Seller have not given rise to any claim by any person against Buyer, the Acquired Assets or the Business for a commission, fee or like payment.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

         SECTION 4.01. ORGANIZATION OF BUYER. Buyer is a limited liability company duly organized and validly existing, and in good standing under the laws of the state of California.

         SECTION 4.02. AUTHORITY. Buyer has full power and authority to enter into this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered and constitutes the valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other similar laws of general applicability relating to creditors' rights and to general equity principles. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer in connection with the execution, delivery and performance of this Agreement.

         SECTION 4.03. NO CONFLICT OR DEFAULT. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any provision of the charter or bylaws of Buyer or of any material agreement, deed, contract, mortgage, indenture, writ, order, decree or instrument to which Buyer is a party or by which it is bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

         SECTION 4.04. LITIGATION. There is no claim, litigation, action, suit or other administrative or judicial proceeding pending, and, to the knowledge of Buyer, there is no material litigation, action, suit, or other administrative or judicial proceeding threatened, against Buyer that would in any manner impair Buyer's ability to close the Acquisition, acquire the Acquired Assets, assume the Assumed Liabilities, or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

         SECTION 4.05. NO RELIANCE. Buyer possesses the level of sophistication requisite to its determination to enter into the transactions contemplated by this Agreement and has based such determination upon its own independent investigation as to the financial and other merits of such transactions and not in reliance upon the accuracy or completeness of any financial information, documents or other information, written or oral, other than the representations and warranties contained in Article III hereof. Buyer has sought the advice of its legal counsel, tax advisors and business and investment advisors in analyzing the merits and risks of the transactions contemplated by this Agreement.

         SECTION 4.06. NO IMPLIED WARRANTIES. Buyer understands, agrees and acknowledges that the Acquired Assets are being purchased and sold on an "AS IS, WHERE IS" basis. ALL IMPLIED WARRANTIES EXISTING UNDER ANY APPLICABLE LAW WITH RESPECT TO THE ACQUIRED ASSETS OR TO THE SALE THEREOF ARE HEREBY EXPRESSLY DISCLAIMED AND NEGATED BY SELLER. PARTICULARLY, BUT WITHOUT LIMITING THE FOREGOING, SELLER HEREBY NEGATES AND DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MODELS. BUYER AND SELLER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE

DISCLAIMERS OF IMPLIED WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW, RULE OR ORDER.

         SECTION 4.07. BROKERS, FINDERS. The transactions contemplated hereby were not submitted to Buyer by any broker, finder or other person entitled to a commission, fee or like payment thereon, and the actions of Buyer have not given rise to any claim by any person against Seller for a commission, fee or like payment.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS

         The parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         SECTION 5.01. GENERAL. Each of the parties will use its reasonable good faith efforts to take all action and to do all things consistent with the provisions of this Agreement that are necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Article II).

         SECTION 5.02. NOTICES AND CONSENTS.

                  (a) The parties will give any notices to third parties and governmental authorities, and the parties will use their commercially reasonable efforts, without cost or liability to such parties, to obtain any third-party and governmental consents, that may be required in connection with the consummation of the Acquisition; except to the extent that such party is otherwise maintaining the contractual relationship to which such notice or consent relates, in accordance with the provisions of this Agreement relating thereto.

                  (b) Each of the parties will take any additional action, consistent with the provisions of this Agreement and without cost or liability to such parties, that may be reasonably necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of governments, governmental agencies and third parties that it may be required to give, make or obtain.

         SECTION 5.03. PRE-CLOSING OPERATION OF THE BUSINESS. Seller shall operate the Business in the ordinary course consistent with Seller's past practice and maintain the Acquired Assets in normal operating condition and repair in a manner consistent with Seller's past practice, with only such material deviations as shall be approved by Buyer, which approval shall not be unreasonably withheld. Without limiting the generality of the foregoing, during said period Seller shall not do any of the following, unless otherwise consented to by Buyer in writing, which consent shall not be unreasonably withheld:

                  (a) Transfer any of the Acquired Assets or create or, except as existing on the date hereof, permit or suffer to exist on any of the Acquired Assets any Liens, except in each case in the ordinary course of business consistent with Seller's past practice.

                  (b) Enter into, extend or renew any material Contracts or any other contracts or other commitments regarding the Acquired Assets or the Assumed Liabilities of the type that would be required to be disclosed under this Agreement in a Schedule, other than in the ordinary course of business consistent with Seller's past practice.

         SECTION 5.04. NOTICE OF DEVELOPMENTS. Seller shall give prompt written notice to Buyer of any material development affecting the Acquired Assets or Assumed Liabilities or affecting the business, financial condition, operations, results of operations or future prospects of the Business. Each party will give prompt written notice to the others of any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement.

         SECTION 5.05. CONFIDENTIALITY. After the date hereof and prior to the Closing, no party to this Agreement will directly or indirectly make or cause to be made any public announcement or disclosure, or issue any notice with respect to this Agreement or the transactions contemplated hereby without advising the other parties hereto and providing such parties with a reasonable opportunity to comment thereon.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

         The parties agree as follows with respect to the period following the
Closing:

         SECTION 6.01. FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the intent of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the cost and expense of the requesting party (unless the action requested is made the obligation of the requested party pursuant to another provision of this Agreement); provided that nothing contained in this Section 6.01 is intended to negate, impair, or diminish any indemnification right or obligation under Article VII. In addition, after the Closing Buyer and Seller shall provide notice of the Acquisition to parties with whom Seller has contractual relationships regarding the Business advising them of the Acquisition and of appropriate addresses for future notices to Seller and to Buyer.

         SECTION 6.02. SHARING OF CONTRACT RIGHTS. The parties recognize that certain of Seller's existing contracts, agreements and arrangements will relate directly or indirectly to both Acquired Assets and Retained Assets. Accordingly, the parties agree that they shall cooperate in good faith in the post-Closing administration of such contracts, agreements and understandings with a view toward allocating those rights and obligations thereunder relating to the Acquired Assets to Buyer and allocating those rights and obligations thereunder relating to the Retained Assets to Seller.

         SECTION 6.03. EMPLOYMENT MATTERS. Buyer covenants and agrees that it shall (i) maintain the employment of Seller's former employees set forth on
Schedule 2.02(c) at sufficient levels for at least ninety (90) days following the Closing Date, in order that no notice or other obligations are created under the WARN Act; (ii) comply with any and all state or federal laws and/or notice obligations (including under the WARN Act) which arise from any acts or omissions of Buyer after the Closing Date; and (iii) assume all liability under Section 4980(B) of the Code including liability for continuation coverage for those employees of Seller terminated by Seller prior to the Closing Date.

         SECTION 6.04. ACCESS TO BOOKS AND RECORDS. Buyer shall provide to Seller after the Closing Date such access to the books, records and files transferred to Buyer hereunder as Seller shall reasonably request.

         SECTION 6.05. PERIODIC FINANCIAL STATEMENTS. From the Closing Date and until such time as a Triggering Event has occurred, Buyer shall provide Seller with copies of all of Buyer's consolidated periodic financial statements and reports on a monthly basis until the first anniversary of this Agreement and thereafter on a quarterly basis.

         SECTION 6.06. DIVIDEND RESTRICTION. For the twelve (12) month period following the closing Date, Buyer shall not make any dividend or other distribution to any member or to any holder of its securities and shall not pay excessive compensation to the extent it would be a "deemed distribution" under the Code.

                                  ARTICLE VII
                                 INDEMNIFICATION

         SECTION 7.01. SURVIVAL. All of the representations, warranties and covenants of Buyer and Seller contained in this Agreement (other than the provisions of Sections 1.03(c), 7.02 and 7.03(b)-(d), which shall survive and operate in accordance with their respective terms) shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (the "Expiration Date").

         SECTION 7.02. INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER. In the event Seller breaches any of its representations, warranties, and covenants contained in this Agreement, and provided that Buyer makes a written claim for indemnification against Seller on or prior to the Expiration Date, then Seller agrees to indemnify Buyer up to an aggregate ceiling amount of $1,000,000 from and against the entirety of any Damages Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that the amount of such Damages either on a per occurrence basis or in the aggregate for multiple occurrences is greater than or equal to $25,000. For purposes of this Agreement, "Damages" shall mean all out-of-pocket charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, losses, damages, punitive damages, treble damages, dues, deficiencies, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, interests, and fees, including but not limited to, all fees, disbursements and expenses of counsel, experts and consultants and court costs in defending against any complaint, claim or action.

         SECTION 7.03. INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER.

                  (a) In the event Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, and provided that Seller makes a written claim for indemnification against Buyer on or prior to the Expiration Date, then Buyer agrees to indemnify Seller from and against the entirety of any Damages Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that the amount of such Damages either on a per occurrence basis or in the aggregate for multiple occurrences is greater than or equal to $25,000.

                  (b) Buyer agrees to indemnify Seller from and against any and all Damages Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability; it being understood and agreed by Buyer that Seller shall have no responsibility, liability or obligation of any kind whatsoever with respect to any of the Assumed Liabilities after the Closing Date.

                  (c) Buyer agrees to indemnify Seller from and against any and all Damages Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any act or omission or strict liability relating to the Business or the Acquired Assets occurring after the Closing Date.

                  (d) Buyer agrees to indemnify Seller from and against any and all Damages Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any act or omission or strict liability relating to the termination or employment by Buyer of any of the Seller's prior employees, Buyer's failure to employ any of Seller's prior employees and/or Buyer's employment of any other employees after the Closing Date.

                  (e) The aggregate ceiling amount of Buyer's indemnification pursuant to this Section 7.03 shall be $1,000,000.

         SECTION 7.04. MATTERS INVOLVING THIRD PARTIES.

                  (a) If any third party shall notify any party hereto (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against the other party hereto (the "Indemnifying Party") under this Article VII, then the Indemnified Party shall notify the Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event the Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event the Indemnifying Party fails to notify the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate.

                  (b) With respect to those third party claims referred to in
         Section 7.04(a) above, Seller and Buyer agree that they shall work together to coordinate their defense efforts; provided, however, that such agreement shall in no way restrict the ability of Buyer to take any necessary action to cause Seller to be added as a co-defendant to any legal action. If Damages shall at any time be assessed against Buyer in connection with any such third-party claim and as a result thereof Seller shall make an indemnification payment to Buyer pursuant to Section 7.02 above, then Buyer agrees that it shall take all necessary action to cause Seller to be subrogated to Buyer's rights as against third parties with respect to such claim, including rights to equitable contribution, up to an amount equal to the amount of the indemnification payment actually made by Seller.

                                  ARTICLE VIII
                                   TERMINATION

         SECTION 8.01. TERMINATION OF AGREEMENT. This Agreement may be terminated prior to Closing in the manner provided below:

                  (i) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

                  (ii) If Buyer is not in material breach of its obligations under this Agreement, Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event that Seller is in breach of any material representation, warranty or covenant contained in this Agreement in any material respect and such breach has not been promptly cured after such notice has been delivered, which notice shall be in reasonable detail.

                  (iii) If Seller is not in material breach of its obligations under this Agreement, Seller may terminate this Agreement by giving written notice to Buyer at any time prior to Closing in the event that Buyer is in breach of any material representation, warranty or covenant contained in this Agreement in any material respect and such breach has not been promptly cured after such notice has been delivered, which notice shall be in reasonable detail.

                  (iv) Seller may terminate this Agreement at any time prior to the Closing Date if it does not receive the Fairness Opinion or the consent of either of Imperial Bank or Hampshire Equity Partners.

In the event this Agreement is terminated by Buyer pursuant to Section 8.01(ii) or by Seller pursuant to Section 8.01(iv), Seller shall pay Buyer a termination fee in the amount of $50,000. In the event this Agreement is terminated by Seller pursuant to Section 8.01(iii) or by Buyer other than pursuant to Section 8.01(ii), Buyer shall pay Seller a termination fee in the amount of $200,000.

         SECTION 8.02. EFFECT OF TERMINATION. If any party shall terminate this Agreement pursuant to Section 8.01 above, all obligations of the parties hereunder shall terminate, except as set forth in Section 5.05. Notwithstanding the foregoing, in the event of a breach of this Agreement by any party hereto, nothing herein shall limit the remedies at law or in equity of the other parties with respect thereto.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the actual parties hereto, and their respective successors and permitted assigns.

         SECTION 9.02. ENTIRE AGREEMENT. This Agreement (together with the Schedules hereto) constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

         SECTION 9.03. SUCCESSION AND ASSIGNMENT. Buyer shall not assign their rights under this Agreement without Seller's prior written consent, which Seller shall not unreasonably withhold as to an assignment to a wholly owned subsidiary of Buyer, provided that no such assignment shall relieve Buyer of any obligation hereunder and Buyer shall continue to be fully liable and responsible therefor. Seller shall not assign its respective rights and obligations under this Agreement without Buyer's prior written consent. Any other attempted transfer or assignment of this Agreement shall be null and void.

         SECTION 9.04. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.05. NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, and addressed to the intended recipient as set forth below:

         If to Seller:      Alpha Microsystems
                            2722 South Fairview St.
                            Santa Ana, California  92704
                            (Ph)  714-957-8500
                            (Fax)  714-957-8705
                            Attn:  Douglas Tullio
                                   Chief Executive Officer

         with copy to:      Allen Matkins Leck Gamble & Mallory LLP
                            18400 Von Karman, 4th Floor
                            Irvine, California  92612
                            (Ph)  949-553-1313
                            (Fax)  949-553-8354
                            Attn:  Gregory W. Preston, Esq.

         If to Buyer:       R.E. Mahmarian Enterprises LLC
                            21 Caballeros Road
                            Rolling Hills, California  90274
                            Attn:  Richard E. Mahmarian
                                   Managing Member

         with copy to:      Williams & Kilkowski
                            1900 Avenue of the Stars, 25th Floor
                            Los Angeles, California  90067-4506
                            (Ph)  310-282-8995
                            (Fax)  310-282-8930
                            Attn:  Lee D. Williams, Esq.

Such communications shall be effective when they are received by the addressee thereof. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         SECTION 9.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

         SECTION 9.07. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         SECTION 9.08. SEVERABILITY. Any provision of this Agreement which is found by a court of competent jurisdiction to be illegal, invalid or unenforceable shall be deemed severed from the Agreement and shall not affect the continuing legality, validity or enforceability of the remaining terms and provisions.

         SECTION 9.09. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, commonwealth, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Schedules attached to and made part of this Agreement shall be deemed adequate to disclose an exception to a representation or warranty made herein unless a reasonable person would conclude that the particular Schedule relating to such warranty or representation identifies the exception with sufficient detail and particularity to give reasonable notice thereof or, if the disclosure is made in a different Schedule and not in the particular Schedule relating to such warranty or representation, such Schedule identifies such exception with sufficient particularity so that a reasonable person reading this Agreement and Schedules with the keen interest that could normally be attributed to someone making a commitment as substantial as that the Buyer will be making by closing based on the terms of this Agreement and Schedules hereto would recognize the matter as an exception to such warranty and representation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

         SECTION 9.10. TRANSFER TAXES. Seller shall pay, or cause to be paid, all sales, use, transfer, stamp, duties, recording and similar taxes, if any, required to be paid in connection with the sale of the Acquired Assets pursuant to this Agreement.

         SECTION 9.11. INCORPORATION OF SCHEDULES. The Schedules identified in this Agreement are incorporated herein by reference and made part hereof.

         SECTION 9.12. TIME OF THE ESSENCE. Time is of the essence of every provision of this Agreement.

         SECTION 9.13. ATTORNEYS' FEES. In the event of any litigation between Buyer and Seller arising under or relating to this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs incurred, including but not limited to attorneys' fees after the award, and prior to the payment, of any judgment or other settlement.

         SECTION 9.14. BUSINESS DAY. The term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in California are authorized to be closed for business.

         SECTION 9.15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         SECTION 9.16. FAX SIGNATURES. This Agreement may be executed by the Seller's and Buyer's signatures transmitted by facsimile ("fax"), and copies of this Agreement executed and delivered by means of faxed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. Seller and Buyer may rely upon faxed signatures as if such signatures were originals. Seller and Buyer executing and delivering this Agreement by fax shall promptly thereafter deliver a counterpart signature page of this


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Agreement containing any such party's original signature. Seller and Buyer agree that a faxed signature page may be introduced into evidence in any proceeding arising out of or related to this Agreement as if it were an original signature page.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     SELLER:

                                     ALPHA MICROSYSTEMS,
                                     A CALIFORNIA CORPORATION

                                     By:
                                           -------------------------------------
                                           Douglas Tullio
                                           Chief Executive Officer

                                     BUYER:

                                     R.E. MAHMARIAN ENTERPRISES, LLC
                                     A CALIFORNIA LIMITED LIABILITY COMPANY


                                     By:
                                           -------------------------------------
                                           Richard E. Mahmarian
                                           Managing Member



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